                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 8, 2005

                               ERF Wireless, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                     000-27467                  76-0196431
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

 2911 South Shore Boulevard, Suite 100, League City, Texas        77573
--------------------------------------------------------------------------------
          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (281) 538-2101
                                                   --------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 8, 2005, ERF Wireless, Inc. ("ERFW") entered into an Asset Purchase Agreement to purchase assets from Skyvue USA East Central Texas Inc., a Texas corporation ("Skyvue USA"). The assets will be used to operate an enterprise-class encrypted wireless banking network business. ERFW will pay Skyvue USA $600,000 plus earn-out payments based upon a multiples of Adjusted EBITDA of the assets contributed to ERFW's newly created wholly owned subsidiary, ERF Enterprise Network Services, Inc., a Texas corporation. A copy of the Asset Purchase Agreement and ERFW's press release announcing a binding Letter of Intent to acquire the business of Skyvue USA are included as an exhibits to this report.

Item 9.01.  Financial Statements and Exhibits


Exhibit 10.5 Asset Purchase Agreement dated August 8, 2005, by and among ERF Wireless, Inc., a Nevada corporation, ERF Enterprise Network Services, Inc., a Texas corporation, and SkyvueUSA East Central Texas, Inc., a Texas corporation

Exhibit 99.1 Press release dated August 9, 2005 announcing the execution of a binding Letter of Intent to acquire virtually all of the enterprise-class encrypted wireless banking network business of Skyvue USA.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2005
                                                     /s/ R. Greg Smith
                                                     -----------------
                                                     R. Greg Smith
                                                     Chief Executive Officer


                                       2